DWS INSTITUTIONAL FUNDS

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that the following persons, whose signatures appear below, do hereby constitute and appoint John Millette, Thomas Connors and Caroline Pearson, and each of them, severally, with full powers of substitution, their true and lawful attorney and agent to execute in their name, place and stead (in such capacity) any and all amendments to enable DWS INSTITUTIONAL FUNDS (the “Fund”) to comply with the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof in connection with the Fund’s Registration Statement on Form N-14 pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as President or Trustee of the Fund such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or may substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/W. Douglas Beck
W. Douglas Beck	President	November 18, 2011

/s/John W. Ballantine
John W. Ballantine	Trustee	November 18, 2011

/s/Henry P. Becton, Jr.
Henry P. Becton, Jr.	Trustee	November 18, 2011

/s/Dawn-Marie Driscoll
Dawn-Marie Driscoll	Trustee	November 18, 2011

/s/Keith R. Fox
Keith R. Fox	Trustee	November 18, 2011

/s/Paul K. Freeman
Paul K. Freeman	Trustee	November 18, 2011

/s/Kenneth C. Froewiss
Kenneth C. Froewiss	Trustee	November 18, 2011

/s/Richard J. Herring
Richard J. Herring	Trustee	November 18, 2011

/s/William McClayton
William McClayton	Trustee	November 18, 2011

/s/Rebecca W. Rimel
Rebecca W. Rimel	Trustee	November 18, 2011

/s/William N. Searcy, Jr.
William N. Searcy, Jr.	Trustee	November 18, 2011

/s/Jean Gleason Stromberg
Jean Gleason Stromberg	Trustee	November 18, 2011

/s/Robert H. Wadsworth
Robert H. Wadsworth	Trustee	November 18, 2011